                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "AGREEMENT") is made as of the 29th day of November, 2002 (the "EFFECTIVE DATE"), by and between Douglas T. Linde (the "EMPLOYEE") and Boston Properties, Inc., a Delaware corporation, with its principal executive office located at 111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199-7610 (together with its subsidiaries, the "COMPANY").

                                WITNESSETH THAT:

     WHEREAS, the Company has determined that it is in its best interest to continue the employment of the Employee on the terms hereinafter set forth;

     WHEREAS, the Employee wishes to be so employed pursuant to the terms hereinafter set forth;

     WHEREAS, the Company has adopted that certain Senior Executive Severance Plan, effective as of July 30, 1998 (the "SEVERANCE PLAN"), as may be amended from time to time, and which the parties desire to remain in full force and effect after the date hereof;

     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

     1. TERM. Subject to the provisions of Paragraph 8, the term of employment pursuant to this Agreement (the "TERM") shall be two (2) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at each anniversary of the Effective Date, unless written notice is given by either party to the other not less than ninety (90) days prior to any such anniversary of such party's election not to extend the Term.

     2.   EMPLOYMENT; DUTIES; LOCATION.

          (a) Employee shall initially serve as an officer of the Company with the title Senior Vice President, Chief Financial Officer and Treasurer. Employee's duties and authority shall be commensurate with his title and position with the Company. The Employee shall report directly to the Chief Executive Officer and/or President and shall serve the Company in such other capacity or capacities as the Employee may be requested to serve by the Board of Directors of the Company (the "BOARD OF DIRECTORS"). In such capacity or capacities, the Employee shall perform such services and duties in connection with the business, affairs and operations of the Company as may be assigned or delegated to the Employee from time to time by or under the authority of the Board of Directors. The Employee shall be principally located at the Company's Boston office.

          (b) Employee agrees to his employment as described in this Paragraph 2 and agrees to devote substantially all of his working time and efforts to the performance of his duties hereunder, except as otherwise approved by the Board of Directors. Notwithstanding the foregoing, nothing herein shall be interpreted to preclude Employee from (i) engaging in

Minority Interest Passive Investments (as defined below), including Minority Interest Passive Investments in, or relating to the ownership, development, operation, management, or leasing of, commercial real estate properties or (ii) participating as an officer or director of, or advisor to, any charitable or other tax exempt organization; PROVIDED that such activities and related duties and pursuits do not restrict Employee's ability to fulfill his obligations as an officer and employee of the Company as set forth herein.

     Engaging in a "MINORITY INTEREST PASSIVE INVESTMENT" means acquiring, holding, and exercising the voting rights associated with an investment made through (i) the purchase of securities (including partnership interests) that represent a non-controlling, minority interest in an entity or (ii) the lending of money, in either case with the purpose or intent of obtaining a return on such investment but without management by Employee of the property or business to which such investment directly or indirectly relates and without any business or strategic consultation by Employee with such entity.

     3.   COMPENSATION.

          (a) BASE SALARY. The Company shall pay Employee an annual salary of Three Hundred Thousand Dollars ($300,000) (the "BASE SALARY"), payable in accordance with the Company's normal business practices for senior executives (including tax withholding), but in no event less frequently than monthly. Employee's Base Salary shall be reviewed at least annually by the Board of Directors or the Compensation Committee of the Board of Directors (the "COMPENSATION COMMITTEE") and may be increased but not decreased in its discretion.

          (b) BONUS. On each annual compensation determination date established by the Company during the Term, the Company shall review the performance of the Company and of Employee during the prior year, and the Company may provide Employee with additional compensation as a bonus if the Board of Directors, or the Compensation Committee, in its discretion, determines that Employee's contribution to the Company warrants such additional payment and the Company's anticipated financial performance for the present period permits such payment.

     4.   BENEFITS.

          (a) MEDICAL/DENTAL INSURANCE. Employee shall be entitled to participate in any and all employee benefit plans, including all medical and dental insurance plans as in effect from time to time for senior executives of the Company. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Company, and (iii) the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in, or contemplated by, such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (b) LIFE INSURANCE/DISABILITY INSURANCE. The Company shall provide Employee with such life and/or disability insurance as the Company may from time to time make available to senior executives of the Company.

          (c) EXPENSES. The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in accordance with the practices of the Company for senior executives of the Company, as in effect from time to time.

          (d) VACATION. Employee shall receive paid vacation annually in accordance with terms determined for such Employee by the Company, but in no event shall Employee receive less than four weeks of paid vacation per year.

          (e) STOCK OPTIONS; RESTRICTED STOCK. Employee shall be entitled to grants of stock options and restricted stock awards in an amount to be determined by the Compensation Committee in its discretion under the Boston Properties, Inc. 1997 Stock Option and Incentive Plan or any other stock option plan adopted by the Company from time to time (the "STOCK OPTION PLAN").

          (f) DEFERRED COMPENSATION. Employee shall be entitled to participate in any deferred compensation plan or arrangement that the Company may have in place for its senior executives and/or officers.

          (g) AUTOMOBILE. The Company shall provide Employee with an automobile allowance of Seven Hundred Fifty Dollars ($750) per month, such amount to be increased from time to time in the Company's sole discretion and to be paid to Employee no less frequently than monthly.

          (h) OTHER BENEFITS. The Company shall provide to Employee such other benefits, including the right to participate in such retirement or pension plans, as are made generally available to senior executives of the Company from time to time. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Company, and (iii) the discretion of the Board of Directors, the Compensation Committee, or any administrative or other committee provided for in, or contemplated by, such plan.

          (i) TAXATION OF PAYMENTS AND BENEFITS. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

     5. INDEMNIFICATION. To the full extent permitted by law and subject to the Company's Certificate of Incorporation and Bylaws, the Company shall indemnify Employee with respect to any actions commenced against Employee in his capacity as a director or officer or former director or officer of the Company, or any affiliate thereof for which he may serve in such capacity, and the Company shall advance on a timely basis any expenses incurred in defending such actions. The obligation to indemnify hereunder shall survive the termination of this Agreement. The Company agrees to use its best efforts to secure and maintain directors' and officers' liability insurance with respect to Employee.

     6. COMPANY AUTHORITY/POLICIES. Employee agrees to observe and comply with the rules and regulations of the Company as adopted by its Board of Directors respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time by the Board of Directors.

     7.   RECORDS/NONDISCLOSURE/COMPANY POLICIES.

          (a) GENERAL. All records, financial statements and similar documents obtained, reviewed or compiled by Employee in the course of the performance by him of services for the Company, whether or not confidential information or trade secrets, shall be the exclusive property of the Company. Employee shall have no rights in such documents upon any termination of this Agreement.

          (b) CONFIDENTIAL INFORMATION. Employee will not disclose to any person or entity (except as required by applicable law, the rules of the New York Stock Exchange, or otherwise in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Company obtained by him incident to his employment with the Company. Employee shall take all reasonable steps to safeguard any confidential information and to protect such confidential information against disclosure, misuse, loss, or theft. The term "CONFIDENTIAL INFORMATION" includes, without limitation, financial information, business plans, prospects, and opportunities which have been discussed or considered by the management of the Company, but does not include any information which has become part of the public domain by means other than Employee's non-observance of his obligations hereunder.

     This Paragraph 7 shall survive the termination of this Agreement.

     8.   TERMINATION/SEVERANCE.

          (a)   GENERAL.

                (i) AT WILL EMPLOYMENT. Employee's employment hereunder is "at will" and, therefore, may be terminated at any time, with or without cause, at the option of the Company, subject only to the severance obligations under this Paragraph 8.

                (ii) NOTICE OF TERMINATION. Except for termination as a result of Employee's death as specified in Subparagraph 8(b), any termination of Employee's employment by the Company or any such termination by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision hereunder relied upon by the terminating party.

                (iii)    DATE OF TERMINATION. "DATE OF TERMINATION" shall mean:
(A) if Employee's employment is terminated by his death, the date of his death;
(B) if Employee's employment is terminated on account of disability under Subparagraph 8(c), the date on which

Notice of Termination is given; (C) if Employee's employment is terminated by the Company for Cause under Subparagraph 8(d), the date on which a Notice of Termination is given; (D) if Employee's employment is terminated by the Company without Cause under Subparagraph 8(e)(i), thirty (30) days after the date on which a Notice of Termination is given; and (E) if Employee's employment is terminated by Employee under Subparagraph 8(e)(ii) or 8(f), thirty (30) days after the date on which a Notice of Termination is given.

          (b) DEATH. Employee's employment hereunder shall terminate upon his death. If Employee's employment terminates by reason of his death, the Company shall, within ninety (90) days of death, pay in a lump sum amount to such person as Employee shall designate in a notice filed with the Company or, if no such person is designated, to Employee's estate, Employee's accrued and unpaid Base Salary to his date of death, plus his accrued and unpaid target bonus, prorated for the number of days actually employed in the then current calendar year. All unvested stock options and stock-based grants shall immediately vest in Employee's estate or other legal representatives and become exercisable or nonforfeitable, and Employee's estate or other legal representatives shall have such period of time to exercise the stock options as is provided in the Stock Option Plan and agreements with Employee pursuant thereto. For a period of eighteen (18) months following the Date of Termination, and subject to the continued copayment of premium amounts by the Employee's spouse and dependents, the Employee's spouse and dependents shall continue to participate in the Company's health insurance plan upon the same terms and conditions in effect on the Date of Termination, PROVIDED, HOWEVER, that the continuation of health benefits under this Subparagraph shall reduce and count against the rights of the Employee's spouse and dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). In addition to the foregoing, any payments to which Employee's spouse, beneficiaries, or estate may be entitled under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Company's obligations hereunder.

          (c) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties hereunder on a full-time basis for one hundred eighty (180) calendar days in the aggregate in any twelve (12) month period, the Company may terminate Employee's employment hereunder. During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Employee shall continue to receive his accrued and unpaid Base Salary and accrued and unpaid target bonus, prorated for the number of days actually employed in the then current calendar year, until Employee's employment is terminated due to disability in accordance with this Subparagraph (c) or until Employee terminates his employment in accordance with Subparagraph (e)(ii) or
(f), if earlier. All unvested stock options and stock-based grants shall immediately vest and become exercisable or nonforfeitable, and Employee shall have such period of time to exercise the stock options as is provided in the Stock Option Plan and agreements with Employee pursuant thereto. For a period of eighteen (18) months following the Date of Termination and subject to the Employee's continued copayment of premium amounts, the Employee, Employee's spouse and dependents shall continue to participate in the Company's health insurance plan upon the same terms and conditions in effect on the Date of Termination, PROVIDED, HOWEVER, that the continuation of health benefits under this Subparagraph shall reduce and count against Employee's rights under COBRA. In addition to the foregoing, any payments to which Employee may be entitled under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Company's obligations hereunder.

          (d)   TERMINATION BY THE COMPANY FOR CAUSE.

                (i) The Company may terminate Employee's employment hereunder for Cause. "CAUSE" shall mean: (A) gross negligence or willful misconduct by Employee in connection with the performance of his material duties hereunder; (B) a breach by Employee of any of his material duties hereunder (for reasons other than physical or mental illness) and the failure of Employee to cure such breach within thirty (30) days after written notice thereof by the Company; (C) conduct by Employee against the material best interests of the Company or a material act of common law fraud against the Company or its affiliates or employees; or (D) indictment of Employee of a felony and such indictment has a material adverse affect on the interests or reputation of the Company.

                (ii) If Employee's employment is terminated by the Company for Cause, then the Company shall, through the Date of Termination, pay Employee his accrued and unpaid Base Salary. Thereafter, the Company shall have no further obligations to Employee except as otherwise provided hereunder; PROVIDED that any such termination shall not adversely affect or alter Employee's rights under any employee benefit plan of the Company in which Employee, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. Notwithstanding the foregoing and in addition to whatever other rights or remedies the Company may have at law or in equity, all stock options and other stock-based grants held by Employee, whether vested or unvested as of the Date of Termination, shall immediately expire on the Date of Termination if Employee's employment is terminated by the Company for Cause.

          (e) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EMPLOYEE FOR GOOD REASON.

                (i) The Company may terminate Employee's employment hereunder without Cause if such termination is approved by the Chief Executive Officer or Chairman of the Company. Any termination by the Company of Employee's employment hereunder which does not (A) constitute a termination for Cause under Subparagraph (d)(i), (B) result from the death or disability of the Employee under Subparagraph (b) or (c), or (C) result from the expiration of the Term, shall be deemed a termination without Cause.

                (ii) Employee may terminate his employment hereunder for Good Reason. "GOOD REASON" shall mean: (A) a substantial adverse change, not consented to by Employee, in the nature or scope of Employee's responsibilities, authorities, powers, functions, or duties under this Agreement; (B) a breach by the Company of any of its material obligations hereunder and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Employee; or (C) the involuntary relocation of the Company's offices at which Employee is principally employed to a location more than fifty (50) miles from such offices, or the requirement by the Company that Employee be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the

Company's business to an extent substantially consistent with Employee's business travel obligations.

                (iii) If Employee's employment is terminated by the Company without Cause or if Employee terminates his employment for Good Reason in accordance with this Subparagraph (e), then the Company shall, through the Date of Termination, pay Employee his accrued and unpaid Base Salary and his accrued and unpaid target bonus prorated for the number of days actually employed in the then current calendar year. In addition, subject to signing by Employee of a general release of claims in a form and manner satisfactory to the Company, the Employee shall be entitled to the following:

                         (A)  Salary continuation in an amount (the "SEVERANCE
AMOUNT") equal to the sum of (x) his annual Base Salary under Subparagraph 3(a) and (y) the amount of his cash bonus, if any, received in respect of the immediately preceding year under Subparagraph 3(b). The Severance Amount shall be paid in equal monthly installments over a twelve (12) month period;

                         (B)  All stock options and other stock-based awards,
granted to Employee after the Effective Date, in which Employee would have vested if he had remained employed for a period of twelve (12) months commencing on the Date of Termination, shall vest and become exercisable or nonforfeitable as of the Date of Termination;

                         (C)  Subject to the Employee's continued copayment of
premium amounts, continued participation for twelve (12) months in the Company's health insurance plan upon the same terms and conditions in effect on the Date of Termination, PROVIDED, HOWEVER, that the continuation of health benefits under this Subparagraph shall reduce and count against Employee's rights under COBRA; and

                         (D)  Subject to (B) above, all rights and benefits
granted or in effect with respect to Employee under the Stock Option Plan and agreements with Employee pursuant thereto.

          (f) VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate his employment hereunder for any reason, including, but not limited to, Good Reason in accordance with Subparagraph (e)(ii). If Employee's employment is terminated by Employee other than for Good Reason, then the Company shall, through the Date of Termination, pay Employee his accrued and unpaid Base Salary. Thereafter, the Company shall have no further obligations to Employee except as otherwise expressly provided hereunder; PROVIDED any such termination shall not adversely affect or alter Employee's rights under any employee benefit plan of the Company in which Employee, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. The vesting and exercise of any stock options and the forfeitability of any stock-based grants held by Employee shall be governed by the terms of the Stock Option Plan and the related agreements between Employee and the Company

          (g) NO MITIGATION. Without regard to the reason for the termination of Employee's employment hereunder, Employee shall be under no obligation to mitigate damages with respect to such termination under any circumstances and in the event Employee is employed or receives income from any other source, there shall be no offset against the amounts due from the Company hereunder.

     9. NONCOMPETITION. Because Employee's services to the Company are special and because Employee has access to the Company's confidential information, Employee covenants and agrees that during the Employment Period and until the end of a one-year period following the termination of Employee's employment with the Company for any reason, Employee shall not, without the prior written consent of the Company (which shall be authorized by approval of the Board of Directors of the Company, including the approval of a majority of the independent Directors of the Company), directly or indirectly:

          (a) engage, participate or assist in, either individually or as an owner, partner, employee, consultant, director, officer, trustee, or agent of any business that engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management, or leasing of any commercial real estate property in any of the Company's Markets (as hereinafter defined) at the time of Employee's termination of employment;

          (b) intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its affiliates and any tenant, supplier, contractor, lender, employee, or governmental agency or authority; or

          (c) call upon, compete for, solicit, divert, or take away, or attempt to divert or take away any of the tenants or employees of the Company or its affiliates, either for himself or for any other business, operation, corporation, partnership, association, agency, or other person or entity.

     "MARKET" as used herein means an area covering a 25 mile radius around (x) any property or land owned by the Company, under development by the Company or with respect to which the Company has an agreement or option to acquire a property, development or land or (y) any property or development for which the Company provides third party development or management services; PROVIDED that for any such property, development or land located in New York City, no such radial area shall extend beyond New York City.

     This Paragraph 9 shall not be interpreted to prevent Employee from engaging in Minority Interest Passive Investments or any other activity permitted under Subparagraph 2(b). This Paragraph 9 shall survive the termination of this Agreement.

     Notwithstanding anything to the contrary herein, the noncompetition provision of this Paragraph 9 shall not apply if Employee's employment terminates after a Change in Control (as defined in the Severance Plan).

     10. CHANGE IN CONTROL PAYMENTS. Notwithstanding anything to the contrary in the foregoing, in the event that the Employee's employment terminates after a Change in Control (as defined in the Severance Plan) under circumstances that would entitle him to payments and benefits under the Severance Plan, he shall not be entitled to receive any payments or benefits under this Agreement.

     11. CONFLICTING AGREEMENTS. Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     12. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Address for notice for the Company is as shown above, or as subsequently modified by written notice. Address for notice for the Employee is the address shown on the records of the Company.

     13. INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter, provided, however, that the Severance Plan, as amended from time to time, shall remain in full force and effect hereafter.

     14. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Company may assign its rights under this Agreement without the consent of the Employee in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

     15. MISCELLANEOUS. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

     16. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

     17. ARBITRATION; OTHER DISPUTES. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in any court having jurisdiction. Notwithstanding the above, the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Paragraph 7 or 9 hereof. In the event that the Company terminates Employee's employment for Cause under Subparagraph 8(d)(i) and Employee contends that Cause did not exist, then the Company's only obligation shall be to submit such claim to arbitration and the only issue before the arbitrator will be whether Employee was in fact terminated for Cause. If the arbitrator determines that Employee was not terminated for Cause by the Company, then the only remedies that the arbitrator may award are

(i) the Severance Amount specified in Subparagraph 8(e)(iii)(A), (ii) the costs of arbitration, (iii) Employee's reasonable attorneys' fees, (iv) the additional vesting of Employee's stock options and other stock-based awards in accordance with Subparagraph 8(e)(iii)(B), and (v) the continued participation in the Company's health insurance plan in accordance with Subparagraph 8(e)(iii)(C). If the arbitrator finds that Employee was terminated for Cause, the arbitrator will be without authority to award Employee anything, and the parties will each be responsible for their own attorneys' fees, and they will divide the costs of arbitration equally. Furthermore, should a dispute occur concerning Employee's mental or physical capacity as described in Subparagraph 8(c), a doctor selected by Employee and a doctor selected by the Company shall be entitled to examine Employee. If the opinion of the Company's doctor and Employee's doctor conflict, the Company's doctor and Employee's doctor shall together agree upon a third doctor, whose opinion shall be binding. This Paragraph 17 shall survive the termination of this Agreement.

     18. LITIGATION AND REGULATORY COOPERATION. During and after Employee's employment, Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Employee was employed by the Company; provided that such cooperation shall not materially and adversely affect Employee or expose Employee to an increased probability of civil or criminal litigation. Employee's cooperation in connection with such claims or actions shall include, without limitation, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after Employee's employment, Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. The Company shall also provide Employee with compensation on an hourly basis calculated at his final base compensation rate for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Employee for all costs and expenses incurred in connection with his performance under this Paragraph 18, including, without limitation, reasonable attorneys' fees and costs.

     19. SEVERABILITY. If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned on the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

     20. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the laws of the State of Delaware.

     21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                                         BOSTON PROPERTIES, INC.

                                         By: /s/ Edward H. Linde
                                            ------------------------------------
                                             Name:  Edward H. Linde
                                             Title: President and
                                                    Chief Executive Officer


                                         /s/ Douglas T. Linde
                                         ---------------------------------------
                                         Douglas T. Linde

                                       12